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October 23, 2000



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We hereby consent to the use in the Form S-4 Registration Statement of I-Trax, Inc., our report dated March 13, 2000, except for note 10-c as to which the date is April 4, 2000 relating to the financial statements of I-Trax.com., Inc, which appears in such Form S-4 Registration Statement.


/s/ Massella, Tomaro & Co., LLP
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Massella, Tomaro & Co., LLP
Jericho, NY